UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 5, 2010

iDcentrix, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51263	20-4650531
(Commission File Number)	(IRS Employer Identification No.)

Rm 1903, 19/F, Hing Yip COMM Centre, No. 272 Des Voeux Rd, Central, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

00852-9090 9003
(Registrant’s Telephone Number, Including Area Code)

360 Main Street, Washington, VA  22747
(former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 5, 2010, iDcentrix, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) by and among Tsoi Tik Man (the “Buyer”), Belmont Partners, LLC, a Virginia limited liability company (the “Seller”), and the Company.  Pursuant to the terms of the Purchase Agreement, on April 5, 2010 (the “Closing Date”), the Buyer acquired from the Seller 36,688,800 shares (the “Purchased Stock”), or approximately 53.81%, of the issued and outstanding common stock of the Company.  In consideration for the sale of the Purchased Stock, the Buyer paid the Seller $300,000 and the Company agreed to issue to the Seller shares of its common stock (the “Issued Stock”) such that the Seller will own 10% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with an as of yet unidentified target corporation contemplated by the Purchase Agreement.  Pursuant to the terms of the Purchase Agreement, the then current officer and director of the Company resigned on the Closing Date and the Buyer was named as the sole officer and director of the Company.  Such resignation and appointment were effective as of the Closing Date with respect to the officer of the Company.  The resignation of the current director and the naming of the Buyer as a director will take effect on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934.  Joseph J. Meuse, the former President and Secretary and a current director of the Company, is a managing member of the Seller.  A copy of the Purchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  All references to the Purchase Agreement are qualified in their entirety by the text of such exhibit.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreement, on April 5, 2010, we became obligated to issue to the Seller shares of our common stock such that the Seller will own 10% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with an as of yet unidentified target corporation contemplated by the Purchase Agreement.  The Company entered into the Purchase Agreement to facilitate (i) the sale of the Purchased Stock (ii) a change in the management of the Company, and (iii) a possible merger transaction, each of which the Company believes to be in the future best interests of the Company and its shareholders.  We expect that these securities will not be registered under the Securities Act of 1933, as amended (the “Act”).  The Company is relying on Section 4(2) of the Act and/or other applicable exemptions under the Act in connection with the issuance of the Issued Stock.  No advertising or general solicitation was employed in offering the securities.  The securities will be issued to a sophisticated, accredited investor who was provided with access to all of the current public information available on the Company.  An appropriate legend will be placed on the certificate for such shares prohibiting the sale or distribution of such securities without registration under the Act or an applicable exemption therefrom.  Further reference is made to the disclosures set forth under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

(a)            On April 5, 2010, Tsoi Tik Man acquired 36,688,800 shares, or approximately 53.81%, of the issued and outstanding shares of common stock of the Company, from the Seller. The acquisition was governed by the terms of the Common Stock Purchase Agreement among the Buyer, the Seller and the Company dated April 5, 2010. As a result of the Buyer’s acquisition of the Purchased Stock, a change in voting control of the Company took place and the Buyer now controls the Company by reason of his ownership of approximately 53.81% of the issued and outstanding common stock of the Company and his appointment as the sole officer and director of the Company.

Prior to the transaction, the Seller owned 36,688,800, or approximately 53.81%, of the issued and outstanding shares of common stock of the Company.

The aggregate purchase price paid by the Buyer for the Purchased Stock was $300,000 (the “Cash Consideration”).  The Cash Consideration was paid to the Seller in cash.

There are no arrangements or understandings among the Buyer and the Seller and their associates with respect to the election of directors or other matters, except that at the closing on the Closing Date: (a) Joseph J. Meuse resigned as a member of the Company’s board of directors and as President and Secretary of the Company, and (b) Tsoi Tik Man was appointed as the sole member of the board of directors and as President and Secretary of the Company.  The resignation of Joseph J. Meuse as the current director and the appointment of Tsoi Tik Man as a director will take effect on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934.  Biographical information relating to Mr. Tsoi is set forth below.

The Company was a “shell company”, as defined in Rule 12b-2 of the Exchange Act prior to the change in control.  In accordance with paragraph (8) of Item 5.01 of Form 8-K, the Company is required to provide the information that would be required if the Company were filing a Form 10 registration statement under the Exchange Act upon consummation of the transaction, provided that where such information has been previously reported, the Company may identify the filing in which this disclosure is included, instead of including the required disclosure in this Form 8-K.  Except as modified by this current report on Form 8-K, the Company hereby incorporates the information contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 15, 2009, its Quarterly Reports on Form 10-Q filed with the SEC on December 21, 2009, September 21, 2009 and June 22, 2009, and Current Reports on Form 8-K filed with the SEC on March 5, 2010, October 29, 2009, August 25, 2009, and June 22, 2009 into this Current Report on Form 8-K.

Further reference is made to the disclosures set forth under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

PRELIMINARY NOTES

  When we use the terms the “Company”, “we”, “us” and “our”, we mean iDcentrix, Inc. and its wholly-owned subsidiary, IDCX Co. When we use the term “iDcentrix” we are referring to iDcentrix, Inc., formerly known as Sterling Gold Corp. When we use the term “IDCX” we are referring to our wholly-owned subsidiary, IDCX Co.

Forward-Looking Statements

This report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include statements other than historical information or statements of current conditions and may relate to our future plans, operations and objectives and results, among other things, our plans to develop and implement a strategic marketing plan and enhance our product offerings, our expectations with respect to the future contributions of recently hired employees and our plans to hire additional marketing and technical employees, our plans to consider possible acquisitions, statements with respect to our beliefs with respect to growth in the market for security cards and other security-related technology, statements with respect to our expectations or beliefs with respect to future competition, statements with respect to our plans and expectations about research and development and statements concerning our need for and ability to attract additional capital. We have no duty to update these statements. Actual future events, circumstances, performance and trends could materially differ from those set forth in these statements due to various factors, including the risks, uncertainties and other factors discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

  We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section.

BUSINESS

iDcentrix, Inc. (formerly known as Sterling Gold Corp.) was incorporated in the State of Nevada on January 26, 2004. The Company maintains its statutory registered agent’s office at 6100 Neil Road, Suite 400, Reno, Nevada 89544.  On October 23, 2009, the Company entered into a material definitive agreement (the “Belmont Stock Purchase Agreement”) with Belmont Partners, LLC (“Belmont”) whereby Belmont purchased a controlling interest of the Company’s common stock (the “Belmont Purchase Transaction”).  Pursuant to the Belmont Stock Purchase Agreement, Joseph Meuse, a managing member of Belmont, was appointed as a member of the Company’s Board of Directors and to the offices of President and Secretary and all other Directors and officers of the Company resigned.  As of October 28, 2009, the Company changed its plan of business from the development and marketing of high-end security identification cards to seeking to acquire or merge with a revenue-producing company or a company with technology assets.  Concurrent with this change of business focus, the Company moved its principal executive offices to 360 Main Street, Washington, VA 22747.  On April 5, 2010, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) by and among Tsoi Tik Man, or the Buyer, Belmont, or the Seller, and the Company.  Pursuant to the terms of the Purchase Agreement, on April 5, 2010, Tsoi Tik Man acquired from Belmont a controlling interest in the in the Company’s common stock.  Pursuant to the terms of the Purchase Agreement, Joseph J. Meuse resigned on the Closing Date and Tsoi Tik Man was named as the sole officer and director of the Company.  Such resignation and appointment were effective as of the Closing Date with respect to the sole officer of the Company.  The resignation of Joseph J. Meuse and the naming of Tsoi Tik Man as a director will take effect on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934.  Concurrent with this change of control, the Company moved its principal executive offices to Rm 1903, 19/F, Hing Yip COMM Centre, No. 272 Des Voeux Rd, Central, Hong Kong.  The Company’s telephone number is now 00852-9090 9003.  The Company’s fiscal year end is January 31.

Background

Prior to the Belmont Purchase Transaction, the Company conducted business operations primarily through a subsidiary, IDCX Co. (“IDCX”), which was formed as a Delaware corporation in January 2007, and became a wholly-owned subsidiary of iDcentrix on January 31, 2008, pursuant to a share exchange agreement whereby each share of IDCX was exchanged for one share of iDcentrix  (the “Share Exchange”).  Prior to the Share Exchange, the business of iDcentrix had been the acquisition and exploration of mineral properties. This business was in the early exploration stage and was focused on the mineral exploration of the “K-2 Mining Claim”, Claim No. 406354, recorded November 7, 2003. The property was originally staked by Lloyd Tattersall on behalf of Glengarry Development Corp., a British Columbia corporation, which subsequently sold its interests in the property to Woodburn Holdings, Ltd., a British Columbia corporation. iDcentrix’s former president, Robert M. Baker, entered into an oral agreement with Woodburn Holdings, Ltd. regarding the acquisition of the property by iDcentrix. iDcentrix engaged in minimal exploration work on the property in 2005 through 2007. iDcentrix did not generate or realize any revenues from its prior mineral exploration business operations.

On January 31, 2008, iDcentrix consummated the Share Exchange with all of the shareholders of IDCX pursuant to a Share Exchange Agreement, dated January 16, 2008, by and between iDcentrix, IDCX, all of the shareholders of IDCX and Francine Dubois as representative of the shareholders of IDCX (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the issued and outstanding common shares of IDCX (the “IDCX Shares”) were exchanged on a one-for-one basis for common shares of iDcentrix (the “Company Shares”). iDcentrix issued 18,762,000 Company Shares to the former shareholders of IDCX upon consummation of the Share Exchange.

As a result of the Share Exchange, IDCX became a wholly-owned subsidiary of iDcentrix, and iDcentrix continued its existence as the surviving corporation. Further, under the terms of the Exchange Agreement, the Board of Directors of iDcentrix agreed to appoint the four directors of IDCX to the Board of Directors of iDcentrix and iDcentrix’s sole director prior to the Share Exchange, Linda S. Smith, resigned. Since January 31, 2008, iDcentrix’s new Board of Directors has consisted of Francine Dubois, Michael S. Harris, Paul Gifford and Bruce Morris. Additionally, the Board of Directors accepted the resignation of Linda S. Smith as president, principal executive officer, principal accounting officer, principal financial officer, secretary and treasurer and appointed Francine Dubois to the office of Chief Executive Officer and Chief Financial Officer. Subsequently, David E. Fractor was appointed to the offices of Chief Financial Officer and Treasurer of the Company.

The acquisition was accounted for as a reverse merger (recapitalization) with IDCX deemed to be the accounting acquirer and iDcentrix deemed to be the legal acquirer. Following the Share Exchange, iDcentrix’s new Board of Directors and management adopted the plan of operation of IDCX and has abandoned its previous plan of operation regarding the acquisition and exploration of mineral properties.

iDcentrix’s interest in the property in British Columbia, Canada, held by Woodburn Holdings Ltd., and the oral agreement with Woodburn Holdings, Ltd. with respect thereto have been abandoned by the Company.

From inception, the Company has not generated any revenue, and remains a development stage business with limited operations.  We have limited assets, and our prospects of future profitable operations may be delayed or never realized. We may encounter difficulties that prevent us from operating our business as intended or that will prevent us from doing so in a profitable manner. Our business must be evaluated in view of possible delays, additional expenses, and other unforeseen complications that are often encountered by new business ventures.

On October 20, 2009, Paul Gifford and Bruce Morris tendered their resignations from our Board of Directors.  On October 21, 2009, David E. Fractor and Michael S. Harris tendered their resignations from our Board of Directors as well as all other positions they previously held in the Company.  Their resignations were not in any way the result of any disagreement with the Company or the Board of Directors, but pursuant to the Stock Purchase Agreement with Belmont in which Belmont acquired a controlling interest of our common stock, and the Board of Directors’ determination that a material change in the Company’s plan of operation would be in the Company’s best interest.  On October 28, 2009, a special meeting of the Board of Directors was held during which Joseph J. Meuse, our sole remaining Director, was appointed to the offices of President and Secretary.  On the same date, Francine Dubois tendered her resignation from the positions of President and Chief Executive Officer of the Company.

The following is a description of IDCX’s business, which constitutes the Company’s business moving forward.

General Business Description

Selection of a Business Combination

Management has adopted a conservative policy of seeking opportunities that it considers to be of exceptional quality.  Therefore, we may have to wait some time before consummating a suitable transaction.  Management recognizes that the higher the standards it imposes upon us, the greater may be its competitive disadvantage when vying with other acquiring interests or entities.

Although our focus may be on opportunities related to the technologies in the security, medical, transportation, and entertainment sectors, we do not intend to restrict considerations to internet related applications, rather we intend to consider business opportunities in any business or industry segment.  Due to our lack of financial resources, the scope and number of suitable business ventures is limited. We are therefore most likely to participate in a single business venture.  Accordingly, the Company will not initially be able to diversify and will be limited to one merger or acquisition.  The lack of diversification will prevent us from offsetting losses from one business opportunity against profits from another.

The decision to participate in a specific business opportunity will be made upon management’s analysis of the quality of the opportunity’s management and personnel, the anticipated acceptability of products or marketing concepts, the merit of technological changes and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.  Further, it is anticipated that the historical operations of a specific venture may not necessarily be indicative of the potential for the future because of the necessity to substantially shift a marketing approach, expand operations, change product emphasis, change or substantially augment management, or make other changes.  The Company will be partially dependent upon the management of any given business opportunity to identify such problems and to implement, or be primarily responsible for the implementation of required changes.

Since we may participate in a business opportunity with a newly organized business or with a business which is entering a new phase of growth, it should be emphasized that the Company may incur risk due to the failure of the target’s management to have proven its abilities or effectiveness, or the failure to establish a market for the target’s products or services, or the failure to realize profits.

The Company will not acquire or merge with any company for which audited financial statements cannot be obtained.  Management anticipates that any opportunity in which we participate will present certain risks.  Many of these risks cannot be adequately identified prior to selection of a specific opportunity.  Our shareholders must therefore depend on the ability of management to identify and evaluate such risks.  Further, in the case of some of the opportunities available to us, it may be anticipated that some of such opportunities are yet to develop as going concerns or that some of such opportunities are in the development stage in that same have not generated significant revenues from principal business activities prior to our participation.

Acquisition of Business

Implementation of a structure for any particular business acquisition may involve a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. The Company may also purchase stock or assets of an existing business. On the completion of a transaction, it is possible that present management and shareholders of the Company would not remain in control of the Company. Further, our sole officer and director may, as part of the terms of any transaction, resign, to be replaced by new officers and directors.

We anticipate that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. However, in certain circumstances, as a negotiated element of any transaction, the Company may agree to register securities either at the time a transaction is consummated, under certain conditions, or at a specified time thereafter.  The issuance of substantial additional securities and their potential sale into any trading market may have a depressive effect on such market.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to a business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so called “tax-free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholders.

Our due diligence process will require that management meet personally with the personnel involved in any given transaction, visit and inspect material facilities, obtain independent analysis or verification of the information provided, check references for management and key persons, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

The manner in which we participate in an opportunity will depend on the nature of the opportunity and the respective needs and desires of the Company and other parties. Negotiations that involve mergers or acquisitions will focus on the percentage of the Company that the target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company’s assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by our current shareholders.

Operation of Business after Acquisition

The Company’s operation following its merger or acquisition of a business will be dependent on the nature of the business and the interest acquired. We are unable to determine at this time whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. We may expect that any future business will present various challenges that cannot be predicted at the present time.

Competition

We will be involved in intense competition with other business entities to obtain a suitable business opportunity, many of which competitors will have a considerable edge over us by virtue of their stronger financial resources and prior experience in business.

Marketability

As we are currently not involved in selling products or services, there can be no assurance that we will be successful in marketing any such products or services or whether a market will develop.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

We currently have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Organization

We are comprised of one corporation with one subsidiary, IDCX Co..

Raw Materials

The use of raw materials is not a material factor in our operations at the present time.

Backlog

At January 31, 2010, we had no backlogs.

Employees

At this time we have no full time employees.  Tsoi Tik Man is our sole officer and Director nominee.

While Mr. Tsoi has extensive experience in business start ups and consulting, as we expand, we may hire additional employees.  However, at this time, we have no present plans to do so.  We may hire part-time help as needed from time-to-time for specific projects.  We do not pay salaries to our officers; however, we reimburse them for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve the payment of salaries for our management, but currently, no such plans have been approved.  We do not currently pay for vacation, holidays or provide major medical coverage.  None of our officers or Directors is a party to any employment agreement; however, we may adopt such plans in the future.

Segment Information

Our management views our operations as one segment.

Proprietary Information

We own no proprietary information.

Government Regulation

We are not subject to any material government or industry regulation regarding our planned activities.

Research and Development

To date, we have not expended any amounts on research and development.

Environmental Compliance

To date, compliance with federal, state and local laws relating to the protection of the environment have not had a material effect upon our capital expenditures, results of operations or competitive position.

Geographic Areas

While we plan to market our products and services internationally, to date we have not derived any material revenues from outside the United States. We do not hold any material assets located outside the United States.

How to Obtain Our SEC Filings

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC).  Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC's website at www.sec.gov

RISK FACTORS

A smaller reporting company is not required to provide the information required by this Item.

PROPERTIES

We do not own any properties. The following describes our leasing arrangements.

During fiscal year 2009 we leased office space for our corporate headquarters in El Segundo, California for which we paid rent in the amount of $3,715 per month through February 29, 2008 and $3,827 per month for the period from March 1, 2008 to expiration on February 28, 2009.  The lease on this facility was not renewed.  On March 1, 2009, we moved into a smaller facility with a limited amount of office space in El Segundo, California on a rent free and interim basis.  On October 28, 2009, we moved our headquarters to office space owned by our sole officer and Director Joseph J. Meuse and continued to have no lease agreement or obligation.  On April 5, 2010, we moved our headquarters to office space owned by our sole officer Tsoi Tik Man and continue to have no lease agreement or obligation.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is traded on the OTC Bulletin Board under the ticker symbol “IDCX”. The following table sets forth the range of high and low bid information for our common stock for each full quarterly period during each of the past two fiscal years:

	High Bid	Low Bid
For For the fiscal year ending on 1-31-10
Fou Fourth Quarter 11-1-09 to 1-31-10	$0.0125	$0.0021
ThT Third Quarter 8-1-09 to 10-31-09	$0.035	$0.002
Sec Second Quarter 5-1-09 to 7-31-09	$0.0998	$0.02
Firs First Quarter 2-1-09 to 4-30-09	$0.12	$0.021

For For the fiscal year ending on 1-31-09
Fourth Quarter 11-1-08 to 1-31-09	$0.40	$0.11
Thir Third Quarter 8-1-08 to 10-31-08	$0.65	$0.12
Sec Second Quarter 5-1-08 to 7-31-08	$1.35	$0.30
Firs First Quarter 2-1-08 to 4-30-08	$1.55	$0.35

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Holders

As of March 30, 2010, there were 63 shareholders of record of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of April 5, 2010, certain information with respect to the beneficial ownership of our common stock, by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group.

Unless otherwise indicated the address of each person identified in the table is c/o the Company, Rm 1903, 19/F, Hing Yip COMM Centre, No. 272 Des Voeux Rd, Central, Hong Kong. Under securities law, a person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.  Percentage figures are based on 68,176,300 shares of common stock outstanding on April 5, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Tsoi Tik Man (President)	36,688,800		53.8%
Joseph J. Meuse (Director) 360 Main Street PO Box 393 Washington, Virginia 22747		(1)	10.0	%(1)
Francine Dubois (Former CEO) 444 N. Nash Street El Segundo, CA 90245	0		-
All officers and directors as a group (three persons)	36,688,800	(1)	58.4	%(1)
Fortress Paper Limited 175 Chadwick Court North Vancouver, BC Canada V7M 3K2	10,000,000		14.7%
Belmont Partners, LLC 360 Main Street PO Box 393 Washington, Virginia 22747		(2)	10.0	%(2)

(1)  Mr. Meuse is a Managing Member of Belmont Partners, LLC, to which the Company is obligated to issue shares of its common stock such that the Belmont Partners, LLC will own 10% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with an as of yet unidentified target corporation contemplated by the Purchase Agreement.  As the actual number of shares to be issued cannot be determined until the time of such merger, such shares have not been included in the numbers of shares listed in the table.

(2)  The Company is obligated to issue to Belmont Partners, LLC shares of its common stock such that the Belmont Partners, LLC will own 10% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with an as of yet unidentified target corporation contemplated by the Purchase Agreement.  As the actual number of shares to be issued cannot be determined until the time of such merger, such shares have not been included in the numbers of shares listed in the table.

DIRECTORS AND EXECUTIVE OFFICERS

Prior to the Closing, our Board of Directors consisted of one director, Joseph J. Meuse  (the “Current Director”). The Current Director has submitted a letter of resignation and Tsoi Tik Man has been appointed to our Board of Directors (the “Incoming Director”). The resignation of the Current Director and appointment of the Incoming Director will both become effective 10 days after the filing and mailing of an information statement that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934 (the “Effective Date”).  On April 5, 2010, the board of directors appointed the new executive officers as listed below.

NAME	AGE	POSITION
Tsoi Tik Man(1)	54	Director, President and Secretary
Joseph J. Meuse(2)	39	Director

(1)  Will become a director on the Effective Date.
(2)  Current director until the Effective Date.

Tsoi Tik Man  Mr. Tsoi has been the President and Secretary of the Company since April 5, 2010.  Mr. Tsoi graduated in 1980 from the University of Scientific and Technology of China, Faculty of Physics, with a bachelor’s degree.  From 1981 to 1991, Mr. Tsoi served in Chinese government agencies including the Ministry of Electronics Industry and the Ministry of Labor and Human Resources.  From 1991 to 2006, Mr. Tsoi established and acted as President or other senior officer of several companies, including Kong man Investment Ltd., Dynasty Technology Inc., New Power (China) Investment Ltd., Ever Wealth Investment (Holding) Ltd. and Shenzhen KeTuoDa Development Ltd.  In 2006, Mr. Tsoi established China Digital Communication Group Ltd. and has served as its President since such time.  In 2008, Mr. Tsoi established and became President of ECO Ltd.

Joseph J. Meuse  Mr. Meuse has been a Director of the Company since August 2009 and was President and Secretary of the Company from October 2009 through April 2010.  Mr. Meuse, age 39, resides in Warrenton, Virginia.  Mr. Meuse has been involved with corporate restructuring since 1995.  He is the Managing Member of Belmont Partners, LLC and previously was the Managing Partner of Castle Capital Partners.  Mr. Meuse maintains a position as a Board member of numerous public companies including Data Storage Consulting Services, Inc., Cienega Creek Holdings, Inc., Luke Entertainment, Inc., Daytona Systems, Inc., and Heroes, Inc.  Mr. Meuse attended the College of William and Mary.

Family Relationships, etc.

None of the Company’s directors or executive officers is related by blood, marriage or adoption to any other director or executive officer.  No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION.

Summary Compensation

The following table sets forth information with respect to compensation paid by the Company to its officers during the two most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any, payable for the fiscal years ending January 31, 2010 and 2009.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	All other compensation ($) (i)	Total ($) (j)
Francine DuBois, Former	2010	-
President and Chief Executive Officer (1)	2009	137,697	30,625	-	74,688	-	243,010
Joseph Meuse,	2010	-	-	-	-	-	-
President and Secretary	2009	-	-	-	-	-	-

(1)
Ms. Dubois became the Company’s President and Chief Executive Officer on January 31, 2008.  Prior to January 31, 2008, Ms. Dubois acted as the President and Chief Executive Officer of IDCX, where she was paid a base salary and received equity awards between February 2, 2007 and January 31, 2008.

(2)	These amounts for 2009 include cash salary and the value of 94,000 stock options that were each granted to Ms. Dubois during the year in lieu of cash compensation.
(3)
Payment of the 2009 bonus to Ms. Dubois of $30,625 is contingent upon the Company having cash on hand that exceeds all liabilities by a minimum of $800,000 at any month end subsequent to January 31, 2009.

(4)
The value listed reflects the dollar amount recognized by the Company for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R based on assumptions disclosed in the Company’s consolidated financial statements.

Francine Dubois—Employment Contract

On January 3, 2007, IDCX entered into an employment contract with Francine Dubois, which was amended and restated as of November 6, 2007 (the “Employment Agreement”), pursuant to which the parties contracted for Francine Dubois’ services as the president and chief executive officer of IDCX in consideration of an annual salary of $120,000, an aggregate cash bonus of $50,000 payable on the achievement of objectives contained in the employment agreement (as detailed below), full benefits, a grant of five hundred thousand (500,000) shares of common stock subject to restrictions (as detailed below) and one million shares of common stock pursuant to an Option Plan Agreement (the terms of which are described in “Option Plans and Agreements” below). In addition, Francine Dubois was entitled to purchase five hundred thousand (500,000) shares of common stock by issuing a note to IDCX for $50,000, which shares are subject to a repurchase right in IDCX. The note issued by Francine Dubois was forgiven immediately prior to the Share Exchange. The obligations under the Employment Agreement were assumed by the Company in connection with the Share Exchange.

The term of the Employment Agreement is for a period of one year, but is subject to automatic renewal for additional one year periods unless the agreement is terminated at least 60 days prior to its expiration (as renewed). Upon a termination of Ms. Dubois’ employment by the Company without Cause (as defined in the Employment Agreement) while the Employment Agreement is in effect, Ms. Dubois would be entitled to the following payments as severance following 2 months’ notice of termination and upon execution of a release in favor of the Company as well as returning all confidential information and materials:

•	base salary payable for 12 months plus one month for each year of employment with the Company (up to 24 months);

•	pro-rated bonus for the year of termination;

•	accelerated vesting of all stock options; and

•	lump sum payment of the Company’s cost for providing medical benefits for the period during which Ms. Dubois receives base salary as severance.

Upon the termination of Ms. Dubois’ employment by the Company for Cause or by Ms. Dubois for any reason, Ms. Dubois is not entitled to any severance payments. None of the payments to Ms. Dubois are exempt from the limitation on deductions imposed by Section 162(m) of the Internal Revenue Code, although the Company does not anticipate at this time that Ms. Dubois’ compensation would exceed the $1,000,000 annual limitation.

On January 16, 2008, the Board of Directors of IDCX approved an increase in Ms. Dubois’ annual salary to $140,000, granted an incentive bonus of $40,000 based on her preparation of a narrative of achievements against goals in her employment contract for 2007 and agreed that her target incentive for calendar year 2008 would be $60,000. The original cash bonus to be awarded to Ms. Dubois for IDCX’s fiscal year ended December 31, 2007 contemplated a $50,000 bonus upon achievement of specified goals. Although certain goals were not attained in the time frame initially contemplated, the Board determined that certain goals were likely to be attained and substantial progress had been made in attaining IDCX’s objectives.

On January 9, 2009, the Board of Directors of IDCX granted Ms. Dubois options to purchase 94,000 shares of common stock with an exercise price of $0.12 per share.  The options will vest on July 1, 2009 and expire on January 8, 2019.  The options were granted to Ms. Dubois in consideration of her agreement to accept a twenty percent (20%) reduction in her base salary for a period of up to one year, ending no later than December 15, 2009.  If the Company achieves certain capital raising targets prior to December 15, 2009, the reduction in Ms. Dubois’ base salary will be eliminated on the later of (i) July 1, 2009 and (ii) the date on which the targets are achieved.  Regardless of whether the capital raising targets are achieved, the reduction in Ms. Dubois’ base salary will be eliminated on December 15, 2009.

On April 24, 2009, Ms. Dubois’ employment agreement was further modified to reduce her annual base salary to approximately $33,000.  In the event the Company’s cash exceeds its liabilities by a minimum of $800,000 as measured at month end, Ms. Dubois’ salary will increase to $112,000 through June 30, 2009 and effective July 1, 2009, the Executive’s salary will increase to $140,000.  The April 24, 2009 amendment also provides for a sales commission based upon the Company’s gross profits (based on proceeds actually received by the Company on or before June 30, 2009) with respect to four specified projects for which the Company has submitted proposals.  Additionally, the modification relieves the Company from incurring severance in the event that Ms. Dubois is terminated as part of a plan to cease operations.

The restrictions on 500,000 shares of the Company’s restricted stock granted to Ms. Dubois on November 6, 2007 vested or will vest as follows:

Business Milestones	Restricted Share Vesting
Successful listing on a public stock exchange (1)	125,000
Completion of License Agreement (Fortress Paper) (1)	125,000
Closing of 2 nd financing (after becoming public) ($3,000,000)	125,000
Closing of 1 st Strategic Deal (Alliance or Contract)	125,000

(1)
The Board of Directors determined that consummation of the share exchange and the completion of the license agreement with Fortress Paper met the Board’s intention in establishing these conditions as of January 31, 2008 and that they should be deemed satisfied.

On October 28, 2009, Francine DuBois entered into a Release and Resignation Agreement with the Company, whereby Ms. DuBois tendered her resignation and released the Company from any further obligation to her pursuant to the sale of the Company’s operating business and change in the business plan.

Equity Compensation Plan Information

The Company has two stock option plans providing for equity grants to certain directors, employees and consultants of the Company and its subsidiaries:

(i) The 2005 Nonqualified Stock Option Plan (the “2005 Plan”), pursuant to which 10,000,000 shares of common stock may be issued upon the exercise of options; and

(ii) The 2007 Equity Participation Plan of iDcentrix, Inc. (the “2007 Plan”), which the Company assumed as part of the Share Exchange with IDCX, pursuant to which up to 3,400,000 shares of common stock, in the aggregate, may be issued upon exercise of stock options, as well as in the form of restricted stock, performance, dividend equivalent or stock payment awards.

The 2005 Plan is administered by the Board and the 2007 Plan is administered by the Compensation Committee of the Board.

2005 Nonqualified Stock Option Plan

The 2005 Plan is registered on Form S-8, Registration No. 333-126739, and authorizes the issuance of stock options to officers, directors, employees and consultants for services rendered to the Company. The Board of Directors is vested with the power to determine the terms and conditions of the options (e.g., the number of options subject to a grant and the exercise price of the options granted). The plan covers 10,000,000 shares of our common stock. As of the date hereof, no options had been granted under this plan.

The 2007 Equity Participation Plan of iDcentrix, Inc.

The 2007 Equity Participation Plan of iDcentrix, Inc., effective May 1, 2007, as amended (the “2007 Plan”) provides for awards in respect of up to 3,400,000 shares of common stock in the form of stock options, as well as restricted stock, performance, dividend equivalent or stock payment awards. iDcentrix assumed the 2007 Plan and all agreements entered into thereunder in connection with the Share Exchange. The 2007 Plan is administered by the compensation committee of the Board. Employees, independent directors and consultants selected by the committee are eligible to receive awards under the 2007 Plan. Incentive stock options, however, may only be granted to employees and no more than 500,000 shares may be subject to incentive stock options. A participant may not receive awards in respect of more than 2,000,000 shares, in the aggregate, in one year. As of January 31, 2009, 1,154,000 shares remained available for grant under the 2007 Plan. The 2007 Plan was approved by the shareholders of IDCX. Pursuant to the Stock Purchase Agreement with Belmont Partners, LLC, there are no stock options outstanding as of January 31, 2010.

No equity award was repriced or otherwise materially modified during the 2009 fiscal year.

The Company sponsors the iDcentrix Inc. 401(k) Plan, which is intended to be a qualified defined contribution plan. The Plan permits employees to contribute up to 90% of their compensation under the Plan on a pre-tax basis (subject to federal limits) and does not provide for any employer matching contributions. The Company does not sponsor any other plan or arrangement that provides for payments upon termination of employment or a change in control of the Company (other than the Employment Agreement described above).

Outstanding Equity Award At Fiscal Year-End January 31, 2010

As of January 31, 2010, the company has no equity award compensation outstanding.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the American Stock Exchange.  Since October 28, 2009, Joseph Meuse has been our sole Director.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       None.

(b)      On April 5, 2010, Joseph J. Meuse resigned as a member of the Company’s board of directors, and as President and Secretary of the Company.  Mr. Meuse’s resignation as President and Secretary was effective immediately.  Mr. Meuse’s resignation as a member of the Company’s board of directors will take effect on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934.

(c)           On April 5, 2010, Tsoi Tik Man was appointed as the Company’s President and Secretary, effective immediately.

Mr. Tsoi graduated in 1980 from the University of Scientific and Technology of China, Faculty of Physics, with a bachelor’s degree.  From 1981 to 1991, Mr. Tsoi served in Chinese government agencies including the Ministry of Electronics Industry and the Ministry of Labor and Human Resources.  From 1991 to 2006, Mr. Tsoi established and acted as President or other senior officer of several companies, including Kong man Investment Ltd., Dynasty Technology Inc., New Power (China) Investment Ltd., Ever Wealth Investment (Holding) Ltd. and Shenzhen KeTuoDa Development Ltd.  In 2006, Mr. Tsoi established China Digital Communication Group Ltd. and has served as its President since such time.  In 2008, Mr. Tsoi established and became President of ECO Ltd.

(d)           On April 5, 2010, Tsoi Tik Man was appointed as a member of the Company’s board of directors. Mr. Tsoi Tik Man’s appointment as a member of the Company’s board of directors will take effect on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, at which point Mr. Tsoi Tik Man will serve as the sole member of the board of directors. The circumstances surrounding Mr. Tsoi Tik Man’s appointment are described under Items 1.01 and 5.01(a), above.

(e)           None.

(f)            Not applicable.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

No. 10.1	Common Stock Purchase Agreement dated April 5, 2010, by and among Tsoi Tik Man, Belmont Partners, LLC and iDcentrix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iDcentrix, Inc.

By:	/s/ Tsoi Tik Man
Tsoi Tik Man
President and Secretary

Dated: April 9, 2010